SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Sections 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  June 21, 2004

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

             (Exact name of registrant as specified in its charter)


Bermuda                        0-25456                   13-3795510

[State or other               [Commission               [IRS Employer
jurisdiction of               File Number]              Indentification
incorporation]                                          Number]


              Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM 12

               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:

                                 (441) 295-2244

Item 5.  Other Events

Globalstar Telecommunications Limited ("GTL") announced today that as a result of the recently completed reorganization of Globalstar, L.P. ("Globalstar") in the United States Bankruptcy Court for the District of Delaware (the "Delaware Bankruptcy Court"), GTL will be filing a petition under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court in the Southern District of New York.

Under the Globalstar Reorganization Plan ("GLP Plan") confirmed by the Delaware Bankruptcy Court on June 17, 2004, the GTL shareholders of record on the Effective Date of the GLP Plan have been granted certain rights to participate in certain specified public offerings of securities that may be issued in the future by the successor entity to Globalstar. These rights are contained in that certain Asset Contribution Agreement dated as of December 5, 2003 ("Agreement") by and among Globalstar and certain of its subsidiaries and Thermo Capital Partners, L.L.C. ("Thermo"). Section 6.9 of the Agreement provides in part that:

"Section 6.9 Right to Participate in First Public Offering. Thermo will use commercially reasonable efforts to provide that all shareholders of record of Globalstar Telecommunications Limited, a Bermuda corporation, as of the Plan Effective Date have the opportunity to acquire securities in the first underwritten public offering of equity securities, if any, made by New Globalstar (or any successor corporation) on or before the third anniversary of the Interest Acquisition Date at the price such securities are offered to the public and in such amounts as New Globalstar determines to be appropriate after consultation with the managing underwriter or underwriters for such offering, provided that so doing will not result in any additional material expense to New Globalstar, have an adverse effect on the success of such offering or result in any material delay of the completion of such offering."


All GTL shareholders of record as of the Effective Date should consider monitoring the affairs of the successor entity to Globalstar , so that they may be aware of possible securities offerings that may qualify under the provisions of the Agreement. GTL shareholders may not receive any further notification of such public offering, if any, and GTL disclaims any obligation to notify GTL shareholders of such public offering. GTL presently lacks sufficient information to determine the value, if any, to GTL's shareholders of such rights offering.

                                                      SIGNATURES

Pursuant to the signature requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED


                                    By: /s/ Ira Goldberg
                                            ------------
                                            Ira Goldberg, Restructuring Officer


Dated: June 21, 2004
New York, New York